Exhibit 99.1

CORRECTING and REPLACING LifePoint Hospitals Reports Fourth Quarter and Year-End 2014 Results

Fourth Quarter Revenues Increased 33% Year Over Year to $1.26 Billion

Company Issues 2015 Guidance

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 12, 2015--The fifth paragraph, first sentence of release, under the 2015 guidance table, should read: ...and an increase in the Company’s same hospital blended net revenue per equivalent admission to a range of 2.0% to 2.5% and an increase in the Company’s same hospital equivalent admissions to a range of 0.5% to 2.5% (instead of ...and an increase in blended net revenue per equivalent admission of 0.5% to 2.5%). This change has no impact on any other number or information included in the release.

The corrected release reads:

LIFEPOINT HOSPITALS REPORTS FOURTH QUARTER AND YEAR-END 2014 RESULTS

Fourth Quarter Revenues Increased 33% Year Over Year to $1.26 Billion

Company Issues 2015 Guidance

LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2014.

For the fourth quarter ended December 31, 2014, revenues from continuing operations were $1,262.9 million, up 32.6% from $952.6 million for the same period a year ago. Adjusted EBITDA for the fourth quarter ended December 31, 2014, increased 17.2% to $174.0 million compared with $148.5 million for the same period a year ago. Adjusted EBITDA for the fourth quarter ended December 31, 2014, excludes an impairment charge of $45.5 million, or $0.60 per diluted share, for the write down of property, equipment, allocated goodwill and certain other assets in connection with the sale of three hospitals in Alabama. Including the impairment charge, income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders decreased 37.5% to $22.4 million, or $0.48 per diluted share, compared with $35.9 million, or $0.75 per diluted share, for the same period a year ago.

For the year ended December 31, 2014, revenues from continuing operations were $4,483.1 million, up 21.9% from $3,678.3 million for the same period a year ago. Adjusted EBITDA for 2014 increased 18.1% to $634.2 million compared with $537.0 million for the same period a year ago. Adjusted EBITDA for 2014 excludes impairment charges of $57.7 million, or $0.76 per diluted share. Including the impairment charges, income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders decreased 1.3% to $126.1 million, or $2.69 per diluted share, compared with $127.8 million, or $2.68 per diluted share, for the same period a year ago.

“We concluded 2014 with another quarter of solid financial performance,” said William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals. “Our differentiated strategy makes us the partner of choice for many community hospitals and is delivering strong results. In addition, we continue to develop talent, effectively manage costs and focus on quality and patient safety. These initiatives, together with our ability to capture the benefits of healthcare reform, position us well for 2015. We thank LifePoint’s talented employees and physicians, who provide our patients with high-quality care every day.”

The Company also issued the following guidance for 2015:

Estimated Net Revenue	$5,050 - $5,150 million
Estimated Adjusted EBITDA	$690 - $720 million
Estimated Diluted EPS	$3.75- $4.14

Guidance for 2015 includes the estimated receipt of $44.0 million of meaningful use funds, a $7.0 million increase from healthcare reform over 2014, and an increase in the Company’s same hospital blended net revenue per equivalent admission to a range of 2.0% to 2.5% and an increase in the Company’s same hospital equivalent admissions to a range of 0.5% to 2.5%, but does not include the impact of items, if applicable, that are non-operational in nature, including items such as, but not limited to, gains or losses on sales of hospitals and businesses, share repurchases (if any), gains or losses on early debt retirement, impairments of long-lived assets or hospital acquisitions completed in 2015. Depreciation expense for 2015 is expected to increase by approximately $30.0 million and interest expense is expected to decline by approximately $6.0 million. This guidance is also subject to certain risks, including those as set forth in the Company’s “Important Legal Information.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2014 conference call will be available on line at www.lifepointhospitals.com/news/press-releases today, Thursday, February 12, 2015, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 65 hospital campuses in 21 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release, including LifePoint’s guidance for the year ended December 31, 2015, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals; (viii) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xii) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiv) adverse events in states where a large portion of our revenues are concentrated; (xv) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xvi) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xvii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xviii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,483.7		$1,159.9		$5,300.9		$4,428.7
Provision for doubtful accounts	220.8		207.3		817.8		750.4
Revenues	1,262.9	100.0%	952.6	100.0%	4,483.1	100.0%	3,678.3	100.0%

Salaries and benefits	612.4	48.5	449.9	47.2	2,134.5	47.6	1,727.4	47.0
Supplies	199.0	15.8	147.7	15.5	699.0	15.6	577.1	15.7
Other operating expenses	299.9	23.7	233.9	24.6	1,087.3	24.3	900.9	24.4
Other income	(22.4)	(1.8)	(27.4)	(2.9)	(71.9)	(1.6)	(64.1)	(1.7)
Depreciation and amortization	59.7	4.8	59.1	6.2	250.5	5.6	228.2	6.2
Interest expense, net	29.2	2.3	26.5	2.8	123.0	2.7	97.0	2.6
Impairment charges	45.5	3.6	–	–	57.7	1.3	–	–
Debt transaction costs	–	–	1.2	0.1	–	–	5.9	0.2
Gain on settlement of pre-acquisition contingent obligation	–	–	–	–	–	–	(5.6)	(0.2)
	1,223.3	96.9	890.9	93.5	4,280.1	95.5	3,466.8	94.2

Income from continuing operations before income taxes	39.6	3.1	61.7	6.5	203.0	4.5	211.5	5.8
Provision for income taxes	12.9	1.0	23.8	2.5	68.1	1.5	79.3	2.2
Income from continuing operations	26.7	2.1	37.9	4.0	134.9	3.0	132.2	3.6
(Loss) income from discontinued operations, net of income taxes	–	–	(0.3)	–	–	–	0.4	–
Net income	26.7	2.1	37.6	4.0	134.9	3.0	132.6	3.6
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(4.3)	(0.3)	(2.0)	(0.3)	(8.8)	(0.2)	(4.4)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$22.4	1.8	$35.6	3.7	$126.1	2.8	$128.2	3.5

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:

Basic:
Continuing operations	$0.50		$0.77		$2.81		$2.76
Discontinued operations	–		–		–		0.01
	$0.50		$0.77		$2.81		$2.77

Diluted:
Continuing operations	$0.48		$0.75		$2.69		$2.68
Discontinued operations	–		–		–		0.01
	$0.48		$0.75		$2.69		$2.69

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$22.4		$35.9		$126.1		$127.8
(Loss) income from discontinued operations, net of income taxes	–		(0.3)		–		0.4
Net income	$22.4		$35.6		$126.1		$128.2

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Income from continuing operations	$26.7	$37.9	$134.9	$132.2
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(4.3)	(2.0)	(8.8)	(4.4)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	22.4	35.9	126.1	127.8
(Loss) income from discontinued operations, net of income taxes	–	(0.3)	–	0.4
Net income attributable to LifePoint Hospitals, Inc.	$22.4	$35.6	$126.1	$128.2

Weighted average shares outstanding - basic	44.5	46.3	44.9	46.3
Effect of dilutive securities:
Stock options and other stock-based awards	2.0	1.4	1.8	1.3
Convertible debt instruments	–	–	0.2	–
Weighted average shares outstanding - diluted	46.5	47.7	46.9	47.6

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic:
Continuing operations	$0.50	$0.77	$2.81	$2.76
Discontinued operations	–	–	–	0.01
	$0.50	$0.77	$2.81	$2.77

Diluted:
Continuing operations	$0.48	$0.75	$2.69	$2.68
Discontinued operations	–	–	–	0.01
	$0.48	$0.75	$2.69	$2.69

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Dec. 31, 2014	Dec. 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$191.5	$637.9
Accounts receivable, less allowances for doubtful accounts of $709.5 and $741.2 at December 31, 2014 and December 31, 2013, respectively	752.6
		595.7
Inventories	115.2	102.0
Prepaid expenses	45.4	38.0
Income taxes receivable	33.0	–
Deferred tax assets	72.8	147.7
Other current assets	85.7	72.9
	1,296.2	1,594.2

Property and equipment:
Land	134.8	112.3
Buildings and improvements	2,155.9	2,019.6
Equipment	1,633.8	1,469.9
Construction in progress	72.9	58.7
	3,997.4	3,660.5
Accumulated depreciation	(1,619.9)	(1,463.3)
	2,377.5	2,197.2

Deferred loan costs, net	31.7	31.1
Intangible assets, net	69.1	72.6
Other assets	46.4	40.7
Goodwill	1,636.1	1,651.0
Total assets	$5,457.0	$5,586.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$158.5	$135.9
Accrued salaries	202.4	139.6
Other current liabilities	203.2	197.2
Current maturities of long-term debt	19.2	583.0
	583.3	1,055.7

Long-term debt	2,199.3	1,793.8
Deferred income tax liabilities	187.5	233.1
Long-term portion of reserves for self-insurance claims	133.2	139.8
Other long-term liabilities	84.7	72.0
Total liabilities	3,188.0	3,294.4

Redeemable noncontrolling interests	87.1	59.8

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,496.2	1,470.7
Accumulated other comprehensive (loss) income	(4.4)	3.4
Retained earnings	1,473.1	1,347.0
Common stock in treasury, at cost	(811.0)	(611.7)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,154.6	2,210.1
Noncontrolling interests	27.3	22.5
Total equity	2,181.9	2,232.6
Total liabilities and equity	$5,457.0	$5,586.8

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$26.7	$37.6	$134.9	$132.6
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	–	0.3	–	(0.4)
Stock-based compensation	6.9	6.3	27.3	25.4
Depreciation and amortization	59.7	59.1	250.5	228.2
Amortization of physician minimum revenue guarantees	3.5	4.1	14.7	17.2
Amortization of debt discounts, premium and deferred loan costs	1.2	7.0	14.0	26.9
Impairment charges	45.5	–	57.7	–
Debt transaction costs	–	1.2	–	5.9
Gain on settlement of pre-acquisition contingent obligation	–	–	–	(5.6)
Deferred income taxes (benefit)	(0.3)	33.2	22.8	(20.4)
Reserve for self-insurance claims, net of payments	6.0	(4.2)	11.7	3.3
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:

Accounts receivable	2.4	(0.8)	(54.3)	(27.0)
Inventories, prepaid expenses and other current assets	(45.7)	(12.8)	(18.6)	(17.1)
Accounts payable, accrued salaries and other current liabilities	(11.5)	3.1	(14.4)	(16.3)
Income taxes payable/receivable	10.5	(32.4)	(35.5)	1.8
Other	(0.5)	(1.0)	1.5	(0.4)
Net cash provided by operating activities – continuing operations	104.4	100.7	412.3	354.1
Net cash used in operating activities – discontinued operations	–	(0.1)	–	(0.1)
Net cash provided by operating activities	104.4	100.6	412.3	354.0

Cash flows from investing activities:
Purchases of property and equipment	(116.4)	(76.7)	(207.1)	(185.2)
Acquisitions, net of cash acquired	(5.7)	(169.7)	(265.6)	(188.1)
Other	0.5	1.3	(0.5)	1.0
Net cash used in investing activities	(121.6)	(245.1)	(473.2)	(372.3)

Cash flows from financing activities:
Proceeds from borrowings	–	730.0	412.0	1,053.0
Payments of borrowings	(2.8)	(132.8)	(585.4)	(453.7)
Repurchases of common stock	(50.0)	(0.6)	(222.3)	(39.1)
Payments of debt financing costs	(0.5)	(11.7)	(7.2)	(20.0)
Proceeds from exercise of stock options	0.8	4.8	23.9	39.2
Other	(1.8)	(2.1)	(6.5)	(8.2)
Net cash (used in) provided by financing activities	(54.3)	587.6	(385.5)	571.2

Change in cash and cash equivalents	(71.5)	443.1	(446.4)	552.9
Cash and cash equivalents at beginning of period	263.0	194.8	637.9	85.0
Cash and cash equivalents at end of period	$191.5	$637.9	$191.5	$637.9

Supplemental disclosure of cash flow information:
Interest payments	$47.9	$27.9	$112.8	$68.6
Capitalized interest	$0.4	$0.3	$1.0	$1.4
Income tax payments, net	$2.9	$22.8	$80.9	$98.2

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Continuing Operations: (1)
Number of hospitals	67	60	11.7%	67	60	11.7%
Admissions	60,252	49,112	22.7	221,587	199,252	11.2
Equivalent admissions (2)	153,538	117,864	30.3	550,422	468,441	17.5
Revenues per equivalent admission	$8,226	$8,082	1.8	$8,145	$7,852	3.7
Medicare case mix index	1.38	1.38	–	1.38	1.37	0.7
Average length of stay (days)	4.9	4.6	6.5	4.9	4.6	6.5
Inpatient surgeries	16,012	13,133	21.9	59,231	53,306	11.1
Outpatient surgeries	59,775	47,901	24.8	214,130	183,311	16.8
Total surgeries	75,787	61,034	24.2	273,361	236,617	15.5
Emergency room visits	378,643	294,697	28.5	1,363,459	1,171,537	16.4
Outpatient factor (2)	2.55	2.40	6.3	2.48	2.35	5.7

Same-hospital: (3)
Number of hospitals	53	53	–%	53	53	–%
Admissions	46,136	46,419	(0.6)	187,373	191,364	(2.1)
Equivalent admissions (2)	116,230	110,696	5.0	460,001	447,983	2.7
Revenues per equivalent admission	$8,087	$8,081	0.1	$8,053	$7,932	1.5
Medicare case mix index	1.39	1.40	(0.7)	1.39	1.38	0.7
Average length of stay (days)	4.6	4.5	2.2	4.6	4.6	–
Inpatient surgeries	12,126	12,583	(3.6)	50,228	51,776	(3.0)
Outpatient surgeries	46,100	45,212	2.0	181,719	176,872	2.7
Total surgeries	58,226	57,795	0.7	231,947	228,648	1.4
Emergency room visits	298,905	275,562	8.5	1,153,363	1,116,797	3.3
Outpatient factor (2)	2.52	2.38	5.7	2.46	2.34	4.9

(1) Continuing operations information includes the results of our hospital support center, our same-hospital operations and the results of our recent acquisitions completed in 2014 and 2013. Additionally, continuing operations information includes the results of River Parishes Hospital, which was sold effective November 1, 2014, and Lakeland Community Hospital, Northwest Medical Center and Russellville Hospital, which were sold effective January 1, 2015.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our hospital support center and the same 53 hospitals operated during the years ended December 31, 2014 and 2013. Same-hospital information excludes the results of our recent acquisitions completed in 2014 and 2013, with the exception of Scott Memorial Hospital, which we acquired effective January 1, 2013, through our joint venture with Norton Healthcare, Inc. and which is included in our same-hospital information. Additionally, same-hospital information excludes our hospitals that have previously been disposed, in addition to Lakeland Community Hospital, Northwest Medical Center and Russellville Hospital, which were sold effective January 1, 2015.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charges; debt transaction costs; gain on settlement of pre-acquisition contingent obligation; provision for income taxes; loss (income) from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,483.7		$1,159.9		$5,300.9		$4,428.7
Provision for doubtful accounts	220.8		207.3		817.8		750.4
Revenues	1,262.9	100.0%	952.6	100.0%	4,483.1	100.0%	3,678.3	100.0%

Salaries and benefits	612.4	48.5	449.9	47.2	2,134.5	47.6	1,727.4	47.0
Supplies	199.0	15.8	147.7	15.5	699.0	15.6	577.1	15.7
Other operating expenses	299.9	23.7	233.9	24.6	1,087.3	24.3	900.9	24.4
Other income	(22.4)	(1.8)	(27.4)	(2.9)	(71.9)	(1.6)	(64.1)	(1.7)
	1,088.9	86.2	804.1	84.4	3,848.9	85.9	3,141.3	85.4
Adjusted EBITDA	$174.0	13.8%	$148.5	15.6%	$634.2	14.1%	$537.0	14.6%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA	$174.0	$148.5	$634.2	$537.0
Less: Depreciation and amortization	59.7	59.1	250.5	228.2
Interest expense, net	29.2	26.5	123.0	97.0
Impairment charges	45.5	–	57.7	–
Debt transaction costs	–	1.2	–	5.9
Gain on settlement of pre-acquisition contingent obligation	–	–	–	(5.6)
Provision for income taxes	12.9	23.8	68.1	79.3
Loss (income) from discontinued operations, net of income taxes	–	0.3	–	(0.4)
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	4.3	2.0	8.8	4.4
Net income attributable to LifePoint Hospitals, Inc.	$22.4	$35.6	$126.1	$128.2

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION (Continued) Dollars in millions, except Diluted EPS amounts

The following table reconciles Estimated Adjusted EBITDA as presented for the Company’s 2015 guidance:

	Low End	High End
Estimated Adjusted EBITDA	$690.0	$720.0
Less: Depreciation and amortization	280.0	280.0
Interest expense, net	117.0	117.0
Provision for income taxes	109.9	121.3
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	7.7	8.0
Net income from continuing operations attributable to LifePoint Hospitals, Inc.	$175.4	$193.7

CONTACT:
LifePoint Hospitals, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer